Exhibit 99.1

Atheros Announces Record Financial Results for Q3 2009

Record Revenue and Net Income

SANTA CLARA, CA--(Marketwire - October 19, 2009) - Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today announced its unaudited financial results for its third quarter ended Sept. 30, 2009.

Revenue in the third quarter was a record $156.6 million, up 40 percent from the $112.2 million reported in the second quarter of 2009 and 13 percent higher than the $138.1 million reported in the third quarter of 2008.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded third quarter GAAP net income of $38.6 million or $0.60 per diluted share. This compares with a GAAP net loss of $0.3 million or $0.00 per diluted share in the second quarter of 2009. GAAP net income in the third quarter of 2008 was $10.1 million or $0.16 per diluted share. Cash, cash equivalents and short-term marketable securities were $382.8 million at Sept. 30, 2009, up from $340.6 million in the prior quarter. Cash flow from operations for the first three quarters of 2009 was $79.5 million.

Atheros reports gross margins, operating expenses, operating income (loss), net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the other-than-temporary impairment of long-term investments and the tax impact of these excluded items, as well as a benefit from the favorable settlement of a foreign tax liability and the benefit from a change in state tax filing position. A reconciliation of preliminary GAAP net income (loss) to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income is presented in the financial statements portion of this release.

Non-GAAP gross margins in the third quarter were 48.4 percent, compared to 47.4 percent reported in the second quarter of 2009, and 49.4 percent in the third quarter of 2008. Non-GAAP operating income in the third quarter of 2009 was 19.4 percent of revenue, compared to 10.8 percent in the second quarter of 2009 and 17.7 percent in the third quarter of 2008.

Non-GAAP net income in the third quarter was $29.3 million or $0.46 per diluted share, compared with $12.3 million or $0.20 per diluted share in the second quarter of 2009 and $23.4 million or $0.37 per diluted share in the third quarter of 2008.

"While the economic environment worldwide continues to be challenging, the strength of our product cycles and the increasing diversification of our business enabled us to achieve record top and bottom-line results this quarter," said Dr. Craig Barratt, Atheros' president and chief executive officer. "We were particularly successful in our PC OEM and Consumer channels as our Align™, ETHOS™ and ROCm® solutions continued to be adopted by a growing number of customers. Our strategy of building a diversified communications company is paying dividends, and we believe our pending acquisition of Intellon will further broaden our communications solutions portfolio," Dr. Barratt said.

Recent Highlights

-- Oct. 19: Atheros ships over 10 million Align 1-stream 11n chips; milestone highlights the fastest chip adoption in the company’s history;

-- Oct. 14: Atheros endorses the Wi-Fi Certified™ Wi-Fi Direct Specification; Atheros Direct Connect™, first demonstrated the benefits of device-to-device connectivity at the 2008 International Consumer Electronics Show (CES) and is now shipping in mobile consumer products;

-- Oct. 12: Atheros ROCm technology rocks wireless in Microsoft's new Zune HD portable media player with industry's most power-efficient Wi-Fi Solution that enables Zune HD to stream up to 14 hours of music between battery charges;

-- Oct. 5: Atheros builds on the success of its industry-leading XSPAN® 11n family with the industry's most integrated 2-stream 11n solutions, the AR9287 PCIe and the AR9227 PCI, which deliver no-compromise, full MIMO transmit and receive performance;

-- Sept. 30: The Wi-Fi Alliance began product testing for its Wi-Fi CERTIFIED n program, updating its two-year-old Wi-Fi CERTIFIED 802.11n draft 2.0 program, and announced that Atheros XSPAN Dual-band 2.4/5GHz PCIe MiniCard for Computing Designs and XSPAN Dual-band, Dual-concurrent Gigabit Reference Platform for AP/Routers are among the first products to be Wi-Fi CERTIFIED n in the new testing program and will be used in its interoperability test bed;

-- Sept. 15: Atheros innovates again in the Netbook PC market with the industry's first 1-stream 11n and Bluetooth® combo solution; and

-- Sept. 8: Atheros announces plans to Acquire Intellon Corporation, another significant step by Atheros toward its goal of enabling the very best connectivity experiences across the networking, computing and mobile device markets.

Conference Call

Atheros will broadcast its third quarter financial results conference call today, Monday, Oct. 19, 2009 at 2 p.m. Pacific Time (5 p.m. Eastern Time).

To listen to the call from within the United States, please dial 877-835-9268 approximately 10 minutes prior to the start of the call. To listen to the call from outside the United States, please dial 706-634-9690 approximately 10 minutes prior to the start of the call. The pass code is Atheros. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week after the live call. To access the replay, please dial 706-645-9291 and use the pass code 32287070.

Atheros' financial results conference call will be available via a live webcast on the investor relations section of the Atheros web site at http://www.atheros.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 6 months.

About Atheros Communications, Inc.

Atheros Communications is a global leader in innovative technologies for wireless and wired communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send an email to info@atheros.com.

NOTE: Atheros, the Atheros logo, XSPAN, Align, ETHOS, ROCm and Atheros Direct Connect, are trademarks of Atheros Communications, Inc. All other trademarks mentioned in this document are the sole property of their respective owners.

NOTE ON FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including our statements regarding our strategy, the expected benefits of our acquisition of Intellon and the benefit of using non-GAAP financial measures are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, difficulties in the development of new and enhanced products, general economic conditions, the effects of competition and technological change, risks associated with the Company's planned acquisition of Intellon, including but not limited to the integration of Intellon into Atheros and market expansion opportunities for Atheros, and the risks detailed in Atheros' Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

Important Additional Information and Where You Can Find It

In connection with the proposed acquisition of Intellon Corporation, Atheros has filed a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the SEC). Investors and security holders are urged to read the proxy statement/prospectus and any amendments thereto when they become available and other relevant documents filed with the SEC regarding the proposed transaction because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus, as amended (when it is available), and other documents filed by Atheros and Intellon with the SEC at the SEC's web site at http://www.sec.gov. The proxy statement/prospectus, as amended (when available), and other documents filed with the SEC may also be obtained for free by contacting Atheros Investor Relations by e-mail at ir@atheros.com or by telephone at (408) 830-5672 or by contacting Intellon Investor Relations by e-mail at suzanne@blueshirtgroup.com or by telephone at (415) 217-7722.

Atheros, Intellon, and their respective directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Additional information concerning Atheros' directors and executive officers is set forth in Atheros' Proxy Statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2009. Additional information concerning Intellon's directors and executive officers is set forth in Intellon's Proxy Statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2009. These documents are available free of charge at the SEC's web site at www.sec.gov or by going to, respectively, Atheros' Investors page on its corporate website at www.atheros.com and Intellon's Investor Relations page on its corporate website at www.intellon.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Atheros or Intellon stockholders generally will be set forth in the proxy statement/prospectus when it is filed with the SEC.

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
Net revenue	$156,641	$112,224	$138,064
Cost of goods sold	81,047	59,181	69,939
Gross profit	75,594	53,043	68,125
Operating expenses:
Research and development	32,619	30,480	30,859
Sales and marketing	14,872	14,305	13,471
General and administrative	8,178	6,872	7,034
Amortization of acquired intangible assets	2,580	2,885	2,927
Acquisition-related charges	977	-	-
Total operating expenses	59,226	54,542	54,291

Income (loss) from operations	16,368	(1,499)	13,834
Interest income, net	1,351	1,563	2,354
Impairment of long-term investments	(874)	(30)	(4,385)
Income tax benefit (provision)	21,731	(284)	(1,715)
Net income (loss)	$38,576	$(250)	$10,088

Basic earnings (loss) per share	$0.62	$0.00	$0.17
Diluted earnings (loss) per share	$0.60	$0.00	$0.16

Shares used in computing basic earnings (loss) per share	62,111	61,427	60,146
Shares used in computing diluted earnings (loss) per share	64,215	61,427	62,624

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Nine Months Ended
	September 30,
	2009	2008
Net revenue	$356,790	$374,100
Cost of goods sold	186,072	186,458
Gross profit	170,718	187,642
Operating expenses:
Research and development	92,144	90,860
Sales and marketing	42,593	37,913
General and administrative	20,980	19,337
Amortization of acquired intangible assets	8,350	9,346
Acquisition-related charges	977	-
Total operating expenses	165,044	157,456

Income from operations	5,674	30,186
Interest income, net	4,585	6,718
Impairment of long-term investments	(2,011)	(10,842)
Income tax benefit (provision)	22,526	(2,432)
Net income	$30,774	$23,630

Basic earnings per share	$0.50	$0.40
Diluted earnings per share	$0.49	$0.38

Shares used in computing basic earnings per share	61,485	59,554
Shares used in computing diluted earnings per share	63,162	62,062

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	September 30,	December 31,
	2009	2008

ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$382,830	$293,758
Accounts receivable, net	61,336	58,385
Inventory	43,178	69,813
Deferred income taxes and other current assets	21,987	15,889
Total current assets	509,331	437,845

Property and equipment, net	11,923	14,789
Long-term investments	16,486	16,963
Goodwill and net acquired intangible assets	115,817	124,992
Deferred income taxes and other assets	22,595	21,119
	$676,152	$615,708

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$103,444	$96,001

Deferred income taxes and other long-term liabilities	28,265	48,229

Stockholders' equity	544,443	471,478
	$676,152	$615,708

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008
GAAP net income (loss)	$38,576	$(250)	$10,088
Stock-based compensation:
Cost of goods sold	178	186	145
Research and development	5,040	5,148	4,058
Sales and marketing	3,206	3,392	2,145
General and administrative	1,981	2,012	1,260
Total stock-based compensation	10,405	10,738	7,608

Acquisition-related charges:
Amortization of acquired intangible assets	2,580	2,885	2,927
Other acquisition-related charges	977	-	3

Impairment of long-term investments	874	30	4,385

Tax-related items:

Tax benefit from favorable settlement of foreign tax liability	(21,706)	-	-
Net tax effect of non-GAAP adjustments	(2,401)	(1,065)	(1,648)

Non-GAAP net income	$29,305	$12,338	$23,363

Shares used in computing non-GAAP basic earnings per share	62,111	61,427	60,146
Shares used in computing non-GAAP diluted earnings per share	64,215	63,021	62,624

Non-GAAP basic earnings per share	$0.47	$0.20	$0.39
Non-GAAP diluted earnings per share	$0.46	$0.20	$0.37

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS
(Unaudited)
(In thousands, except per share data)
	Nine Months Ended
	September 30,
	2009	2008
GAAP net income	$30,774	$23,630
Stock-based compensation:
Cost of goods sold	537	441
Research and development	14,804	11,636
Sales and marketing	9,440	6,038
General and administrative	5,515	3,439
Total stock-based compensation	30,296	21,554

Acquisition-related charges:
Amortization of acquired intangible assets	8,350	9,346
Other acquisition-related charges	977	945

Impairment of long-term investments	2,011	10,842

Tax-related items:

Tax benefit from favorable settlement of foreign tax liability	(21,706)	-
Tax benefit from change in state tax filing position	-	(1,068)

Net tax effect of non-GAAP adjustments	(5,175)	(5,436)

Non-GAAP net income	$45,527	$59,813

Shares used in computing non-GAAP basic earnings per share	61,485	59,554
Shares used in computing non-GAAP diluted earnings per share	63,162	62,062

Non-GAAP basic earnings per share	$0.74	$1.00
Non-GAAP diluted earnings per share	$0.72	$0.96

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles, or GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income, net income and basic and diluted earnings per share. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term investments, a tax benefit resulting from a change in state tax filing position, a tax benefit resulting from the favorable settlement of a foreign tax liability and any tax detriment or benefit between the income tax expense with and without the non-GAAP measures. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management's incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target's performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

--  more meaningful comparability of our on-going operating results;
--  the ability to better identify trends in our underlying business; and
--  a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog, cash earn outs and transaction costs related to our pending acquisition of Intellon Corporation. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are generally non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Impairment of long-term investments relates primarily to the other-than-temporary, non-operating write down of our investments in auction rate securities rated AA and AAA at the date of purchase. The liquidity and fair value of these securities has been impacted by the failure of these markets and the exposure of these securities to the financial condition of bond insurance companies. We have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated fair value. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. In addition, the tax benefit from the favorable settlement of a foreign tax liability in the third quarter of 2009 and the tax benefit resulting from a change in a state tax filing position in the second quarter of 2008 have been excluded. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended
	September 30,	June 30,	September 30,
	2009	2009	2008

GAAP gross profit	$75,594	$53,043	$68,125
Stock-based compensation	178	186	145
Non-GAAP gross profit	$75,772	$53,229	$68,270

GAAP gross profit as a % of revenue	48.3%	47.3%	49.3%
Stock-based compensation	0.1%	0.1%	0.1%
Non-GAAP gross profit as a % of revenue	48.4%	47.4%	49.4%

GAAP operating expense	$59,226	$54,542	$54,291
Stock-based compensation	(10,227)	(10,552)	(7,463)
Amortization of acquired intangible assets	(2,580)	(2,885)	(2,927)
Acquisition-related charges	(977)	-	(3)
Non-GAAP operating expenses	$45,442	$41,105	$43,898

GAAP income (loss) from operations	$16,368	$(1,499)	$13,834
Stock-based compensation	10,405	10,738	7,608
Amortization of acquired intangible assets	2,580	2,885	2,927
Acquisition-related charges	977	-	3
Non-GAAP income from operations	$30,330	$12,124	$24,372

GAAP income (loss) from operations as a % of revenue	10.4%	(1.3)%	10.0%
Stock-based compensation	6.7%	9.5%	5.5%
Amortization of acquired intangible assets	1.7%	2.6%	2.2%
Acquisition-related charges	0.6%	-%	-%
Non-GAAP income from operations as a % of revenue	19.4%	10.8%	17.7%

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Nine Months Ended
	September 30,	September 30,
	2009	2008

GAAP gross profit	$170,718	$187,642
Stock-based compensation	537	441
Amortization of acquisition-related step-up value of inventory	-	572
Non-GAAP gross profit	$171,255	$188,655

GAAP gross profit as a % of revenue	47.8%	50.2%
Stock-based compensation	0.2%	0.1%
Amortization of acquisition-related step-up value of inventory	-%	0.1%
Non-GAAP gross profit as a % of revenue	48.0%	50.4%

GAAP operating expense	$165,044	$157,456
Stock-based compensation	(29,759)	(21,113)
Amortization of acquired intangible assets	(8,350)	(9,346)
Acquisition-related charges	(977)	(373)
Non-GAAP operating expenses	$125,958	$126,624

GAAP income from operations	$5,674	$30,186
Stock-based compensation	30,296	21,554
Amortization of acquired intangible assets	8,350	9,346
Acquisition-related charges	977	373
Amortization of acquisition-related step-up value of inventory	-	572
Non-GAAP income from operations	$45,297	$62,031

GAAP income from operations as a % of revenue	1.6%	8.1%
Stock-based compensation	8.5%	5.8%
Amortization of acquired intangible assets	2.3%	2.5%
Acquisition-related charges	0.3%	0.1%
Amortization of acquisition-related step-up value of inventory	-%	0.1%
Non-GAAP income from operations as a % of revenue	12.7%	16.6%

Analyst Contact:
Jack Lazar
Atheros Communications
408-773-5200
jack.lazar@atheros.com

Investor Contact:
David H. Allen
Atheros Communications
408-830-5762
david.allen@atheros.com

Press Contact:
Dakota Lee
Atheros Communications
408-720-5597
dakota.lee@atheros.com

Greg Wood
A&R Edelman
650-762-2838
gwood@ar-edelman.com